U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

American Capital Agency Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	005-84030	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

American Capital, Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2010, American Capital Agency Corp. (the “Company”) and American Capital Agency Management, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC, acting as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), with respect to (i) the sale by the Company of 6,000,000 shares of the Company’s common stock to the Underwriters at a purchase price of $24.53 per share and (ii) the grant by the Company to the Underwriters of an option to purchase all or part of 900,000 additional shares of the Company’s common stock to cover over allotments, if any. The Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at the Company’s offices in Bethesda, Maryland. The record date for the Annual Meeting was March 24, 2010. As of the record date, a total of 26,755,795 shares of the Company’s common stock were entitled to vote at the Annual Meeting. There were 21,966,660 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company’s stockholders voted to elect five (5) Director Nominees to hold office for a term of one year, or until the next annual meeting of stockholders:

Nominee	For	Withheld	Non Votes
Morris A. Davis	9,980,623	207,214	11,778,823
Randy E. Dobbs	9,979,547	208,290	11,778,823
Larry K. Harvey	9,975,152	212,685	11,778,823
Alvin N. Puryear	9,549,258	638,579	11,778,823
Malon Wilkus	9,893,028	294,809	11,778,823

2.	Ratification of appointment of Ernst & Young LLP. The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the year ending December 31, 2010.

For	Against	Abstain
21,588,051	262,041	116,568

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: May 19, 2010	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President and Secretary